UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CommerceHub, Inc.
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201 Fuller Road, 6th Floor
Albany, New York 12203
(518) 810-0700

Supplement No. 1, dated May 7, 2018, to

Proxy Statement, dated April 18, 2018, for the

Special Meeting of Stockholders to be held May 18, 2018

The following disclosure supplements the definitive proxy statement filed by CommerceHub, Inc. (the “Company” or “CommerceHub”) with the Securities and Exchange Commission (the “SEC”) on April 18, 2018 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s board of directors for the above-referenced Special Meeting of Stockholders and any adjournment or postponement thereof (the “Special Meeting”). This supplemental information should be read together with the Proxy Statement, which should be read in its entirety. Terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined herein have the meanings given to them in the Proxy Statement.

On April 27, 2018, a putative class action complaint was filed by a purported stockholder of CommerceHub in the United States District Court for the Northern District of New York: Gordon v. CommerceHub, Inc., et al., Case No. 1:18-cv-00512-FJS-DJS. The complaint names as defendants CommerceHub and members of CommerceHub’s board of directors. The complaint asserts claims under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder, and alleges that CommerceHub and the members of CommerceHub’s board of directors caused a proxy statement that allegedly omitted material information to be filed in connection with the merger, which allegedly rendered the proxy statement false and misleading. In particular, the complaint alleges that the Company omitted material information from the disclosures made in the Proxy Statement regarding the merger proposal.  Among other relief, the complaint seeks a declaration certifying a class, an injunction to prevent CommerceHub from holding the Special Meeting to vote on the merger agreement and from consummating the merger unless and until CommerceHub discloses the material information allegedly omitted from the Proxy Statement, unspecified damages, and unspecified costs, expenses and attorneys’ fees.  CommerceHub believes that the lawsuit is without merit and that no further disclosure is required to supplement the Proxy Statement under applicable laws.  However, in order to eliminate the burden, expense and uncertainties resulting from the pending litigation and without admitting any wrongdoing or that these supplemental disclosures are material or required to be made, on May 7, 2018, the Company agreed to supplement the disclosures in the Proxy Statement as set forth below. Consequently, the plaintiff agreed to withdraw the lawsuit with prejudice.

Supplemental Disclosure Concerning the Merger Proposal

The merger proposal seeks stockholder approval for the adoption of the merger agreement.   The Company is supplementing its disclosure with respect to the merger proposal with additional information concerning certain non-disclosure agreements entered into by various bidders, the prior relationships between the Company’s financial advisor, Evercore, and GTCR, and the Company’s financial forecasts.

In connection with the merger proposal, the information set forth under the caption “Background of the Merger” in the last paragraph on page 29 of the Proxy Statement is amended as follows:

Accordingly, and at the direction of the board, over the next several weeks, Evercore proceeded to contact seven potential financial purchasers, including GTCR. Evercore also contacted one additional strategic party owned by a financial sponsor, which declined to pursue the acquisition of CommerceHub. Of the seven potential financial purchasers contacted, five of them (including GTCR) entered into non-disclosure agreements with CommerceHub by mid-November and two elected not to proceed. After initially entering into a non-disclosure agreement with CommerceHub, an additional one of the potential financial purchasers declined to participate shortly thereafter. Certain of the non-disclosure agreements entered into between CommerceHub and potential purchasers included a standstill and certain restrictions on the potential purchasers’ ability to request a waiver of such standstill from CommerceHub. All such provisions (other than those applicable to Sponsor B as further described below) fell away upon entry by CommerceHub into the merger agreement.  Each non-disclosure agreement was negotiated by CommerceHub on an arms’-length basis with the applicable potential purchaser.

In connection with the merger proposal, the information set forth under the caption “Background of the Merger” in the third full paragraph on page 32 of the Proxy Statement is amended as follows:

On January 29, 2018, CommerceHub executed a non-disclosure agreement with Sponsor B (the “Sponsor B NDA”) and opened the virtual data room to representatives of Sponsor B. Similar to the other non-disclosure agreements executed with potential financial purchasers as described above, the Sponsor B NDA included a standstill provision imposing certain limitations on Sponsor B’s ability to make an offer to acquire CommerceHub outside of the sale process. Unlike the other potential financial purchasers, Sponsor B did not request that the standstill provisions set forth in the Sponsor B NDA fall away upon CommerceHub’s entry into the merger agreement. Sponsor B has the right to make confidential requests of CommerceHub for a waiver of the standstill restrictions so long as any such request is made in a manner that does not require public disclosure of such request.  Sponsor B has not made a request for a waiver at any time, and, as further discussed below, Sponsor B informed Evercore that it did not wish to proceed further with the sale process.

In connection with the merger proposal, the information set forth under the caption “Miscellaneous” in the first full paragraph on page 50 of the Proxy Statement is amended as follows:

During the two-year period prior to the date of Evercore’s opinion, no material relationship existed between Evercore and its affiliates and CommerceHub (other than the engagement in connection with the merger) or Parent or any of its affiliates pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship. Taking into account the foregoing, during the two-year period prior to the date of Evercore’s opinion, Evercore and its affiliates did provide investment banking services to GTCR or one or more of its affiliated investment funds, an affiliate of Parent, in connection with a certain unrelated acquisition transaction by GTCR, for which Evercore and its affiliates have received compensation totaling less than $5 million. Evercore or its affiliates may provide financial or other services to CommerceHub or Parent or any of its affiliates in the future, and in connection with any such services Evercore and its affiliates may receive compensation.

In connection with the merger proposal, the information set forth under the caption “Projected Financial Information” in the last paragraph on page 51 of the Proxy Statement is amended as follows:

The Projections and Extended Financial Projections include non-GAAP measures of Adjusted Gross Profit (which is gross profit plus share-based compensation, acquisition-related intangible amortization and restructuring charges), Adjusted EBITDA (as defined above) and unlevered free cash flow (as defined above). We report Adjusted EBITDA in our reports filed with the SEC because management considers Adjusted EBITDA in reviewing our financial performance because we feel it is a relevant measure of the overall efficiency of our business model. Adjusted EBITDA (as well as Adjusted Gross Profit and unlevered free cash flow, as set forth below) is not a substitute for, or superior to, and should be considered only in addition to, net income (or the applicable comparable measure) calculated in accordance with GAAP, reports of which on a historical basis may be found in our 2017 Annual Report and subsequent Quarterly Reports on Form 10-Q. In addition, our computation of the non-GAAP measures described below may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate these measures in the same fashion.

In connection with the merger proposal, the information set forth under the caption “Projected Financial Information” in the first table on page 52 of the Proxy Statement is amended to add the following additional line items utilized in management’s Projections for fiscal years 2018 through 2020 and extrapolations of the Projections for fiscal years 2021 and 2022:

	Financial Projections			Extended Financial Projections
	2018	2019	2020	2021	2022
Depreciation and Amortization	$5	$5	$5	$5	$5
Purchases of Property and Equipment and Additions to Capitalized Software	$(4)	$(4)	$(4)	$(4)	$(4)
(Increase) / Decrease in Net Working Capital	$(0)	$(0)	$(1)	$(2)	$(2)

Additional Information and Where to Find It

This Supplement may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Special Meeting. The Company has filed with the SEC and made available to the holders of its common stock as of April 16, 2018 the Proxy Statement, which contains important information relating to the merger proposal. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED AND SUPPLEMENTED BY THIS SUPPLEMENT, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSAL.

Investors may obtain the Proxy Statement and other relevant materials free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by the Company, including the Proxy Statement, are available free of charge from the Company at the Investor Relations page of the Company’s website (http://ir.commercehub.com), or the website hosted by Computershare at www.envisionreports.com/CHUB.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders with respect to the proposals to be considered at the Special Meeting. Information regarding the names, affiliations and direct or indirect interests (by security holdings or otherwise) of these individuals is set forth in the Proxy Statement and the other relevant documents filed with the SEC. Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 1, 2018, its Form 10K/A filed with the SEC on April 27, 2018 and in its definitive proxy statement for the Special Meeting filed with the SEC on April 18, 2018.